UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009 (December 28, 2008)

GMAC LLC

(Exact name of registrant as specified in its charter)

Delaware	1-3754	38-0572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Participation in the Troubled Asset Relief Program

On December 29, 2008, as part of the Automotive Industry Financing Program created under the Troubled Asset Relief Program (“TARP”) established by the U.S. Department of Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), GMAC LLC (“GMAC”) entered into a Letter Agreement (including the Securities Purchase Agreement and the other documents incorporated by reference therein, the “Purchase Agreement”) with the Treasury pursuant to which GMAC issued and sold to the Treasury (i) 5,000,000 units of GMAC’s Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-1, having a capital amount of $1,000 per share (the “Series D-1 Preferred Interests”) and (ii) a ten-year warrant to purchase up to approximately 250,000 units of GMAC’s Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-2 (the “Warrant Interests”), at an initial exercise price of $0.01 per unit (the “Warrant”), for an aggregate purchase price of $5.0 billion in cash (such transactions, the “TARP Transactions”). All of the proceeds from the sale of the Series D-1 Preferred Interests are treated as Tier 1 Capital for regulatory purposes.

Cumulative distributions on the Series D-1 Preferred Interests will accrue at a rate of 8% per annum, on (i) the capital amount per unit of Series D-1 Preferred Interests and (ii) the amount of accrued and unpaid distributions for any prior distribution period on such Series D-1 Preferred Interests, if any. Distributions will be paid only if and when declared by GMAC’s Board of Managers. Declared distributions on the Series D-1 Preferred Interests will be payable quarterly, in arrears. The Series D-1 Preferred Interests has no maturity date and ranks senior to GMAC’s Junior Membership Interests (as defined in the Purchase Agreement), including Class A Membership Interests, Class B Membership Interests and Class C Membership Interests (and pari passu with GMAC’s Parity Membership Interests (as defined in the Purchase Agreement)) with respect to the payment of distributions and amounts payable upon liquidation, dissolution and winding-up of GMAC.

The Series D-1 Preferred Interests generally are non-voting, other than class-voting on certain matters under certain circumstances, including, generally, the authorization of senior membership interests, the amendment of the Series D-1 Preferred Interests and any exchange, reclassification, merger and consolidation involving the Series D-1 Preferred Interests (other than a conversion of GMAC into a corporation). If distributions on the Series D-1 Preferred Interests have not been paid for an aggregate of six quarterly distribution periods or more, whether or not consecutive, GMAC’s authorized number of managers constituting its Board of Managers will be automatically increased by two, and the holders of the Series D-1 Preferred Interests will have the right to elect managers to fill such newly created manager positions. These two managers will serve until all accrued and unpaid distributions on the Series D-1 Preferred Interests have been paid in full.

After the date that is three years from the date of issuance of the Series D-1 Preferred Interests, GMAC may, at its option, redeem, in whole or in part, from time to time, the Series D-1 Preferred Interests then outstanding. Prior to this date, GMAC may redeem the Series D-1 Preferred Interests if (i) GMAC has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in Amendment No. 6 to the LLC Agreement and set forth below) of not less than $1.25 billion and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such Qualified Equity Offerings. Any redemption of the Series D-1 Preferred Interests shall be at a redemption price equal to (i) the capital amount per unit of Series D-1 Preferred Interests, plus (ii) any accrued and unpaid distributions. Holders of the Series D-1 Preferred Interests do not have any right to require the redemption or repurchase of any shares of the Series D-1 Preferred Interests. Any redemption of the Series D-1 Preferred Interests is subject to the consent of the Board of Governors of the Federal Reserve System.

Amendment No. 6 to the LLC Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by GMAC, to persons other than GMAC or any of its subsidiaries, after the closing, of perpetual preferred membership interests, common membership interests or any combination of such membership interests, that, in each case, qualify as and may be included in Tier 1 Capital of GMAC at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced on or prior to November 17, 2008).

The Warrant is immediately exercisable for up to approximately 250,000 units of Warrant Interests. The initial exercise price of the Warrant is $0.01 per unit. The ultimate number of units of Warrant Interests to be issued under the terms of the Warrant and the exercise price of the Warrant are subject to certain adjustments as set forth in the Warrant. The Warrant expires ten years from the issue date. On December 29, 2008, the Treasury exercised the Warrant for 250,000 Warrant Interests for an aggregate exercise price of approximately $2,500.

The Warrant Interests have the same rights, preferences, privileges, voting rights and other terms as the Series D-1 Preferred Interests, except that (i) the Warrant Interests will receive distributions at a rate of 9% per annum and (ii) the Warrant Interests may not be redeemed until all of the Series D-1 Preferred Interests have been redeemed.

Subject to certain exceptions, the Purchase Agreement generally prohibits GMAC and its subsidiaries from paying dividends or distributions on, or redeeming repurchasing or acquiring, their membership interests or other equity securities without the consent of the Treasury or, in the case of tax distributions on Junior Membership Interests, without the consent of the President’s Designee (as defined in H.R. 7321) unless GMAC has redeemed the Series D-1 Preferred Interests and Warrant Interests or Treasury has transferred all of the Series D-1 Preferred Interests and Warrant Interests to a third party.

The Series D-1 Preferred Interests, the Warrant and the Warrant Interests were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. GMAC has agreed to register the resale or secondary offering of the Series D-1 Preferred Interests and the units of Warrant Interests issued on the exercise of the Warrant within 30 days after the closing. Neither the Series D-1 Preferred Interests nor the Warrant will be subject to any contractual restrictions on transfer, except that, prior to December 29, 2009, the Treasury shall not transfer Series D-1 Preferred Interests or Warrant Interests if, prior to a conversion of GMAC into a corporation or the listing of GMAC’s membership interests on a national securities exchange, such transfer would be in violation of Section 9.6 of GMAC’s Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated November 30, 2006 (as amended, the “LLC Agreement”), by and among GMAC LLC, GM Finance Co. (“GM HoldCo”), FIM, GMAC Management LLC and GM Preferred Finance Co. Holdings LLC (“GM Preferred HoldCo”), as members of GMAC, and each other person who at any time becomes a member of GMAC in accordance with the terms of the LLC Agreement.

Pursuant to the terms of the Purchase Agreement, GMAC has agreed that, until such time as the Treasury ceases to own any units of the Series D-1 Preferred Interests or Warrant Interests, GMAC will comply with certain restrictions on executive privileges and compensation. GMAC will take all necessary action to ensure that its corporate governance and benefit plans with respect to its Senior Executive Officers (as defined in the Purchase Agreement) comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA, including the Treasury’s guidelines set forth in Notice 2008-PSSFI, which has been issued and is in effect as of the date of issuance of the Series D-1 Preferred Interests and the Warrant, and has agreed not to adopt any benefit plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA and the guidelines set forth in Notice 2008-PSSFI. During this period, GMAC has also agreed not to pay or accrue bonus or incentive compensation with respect to its Senior Executive Officers and Senior Employees (as defined in the Purchase Agreement), subject to certain exceptions or as approved by the President’s Designee. GMAC has also executed a waiver and consent voluntarily waiving any claim against the Treasury that GMAC may otherwise have as a result of the compensation-related actions that it is required to take pursuant to the Purchase Agreement. The Board of Managers will take action to amend all applicable company benefit plans or compensation arrangements to provide that such arrangements will comply with Section 111(b) of the EESA and the guidelines set forth in Notice 2008-PSSFI, and the Senior Executive Officers of GMAC have each consented to these amendments. Additionally, the Senior Executive Officers and Senior Employees have executed waivers and consents voluntarily waiving any claims against the Treasury or GMAC for any changes to, or limitations on, GMAC’s compensation arrangements applicable to the Senior Executive Officers and Senior Employees as required by the Purchase Agreement.

Copies of the Purchase Agreement, a form of warrant, Amendment No. 6 to the LLC Agreement and Amendment No. 7 to the LLC Agreement are included as Exhibit 10.1, Exhibit 4.1, Exhibit 3.2, and Exhibit 3.3 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Exchange Agreement

On December 29, 2008, GMAC entered into an exchange agreement (the “Exchange Agreement”) with General Motors Corporation (“GM”) and FIM Holdings LLC (“FIM”), pursuant to which GMAC agreed to issue $750 million of common equity interests to GM and FIM in exchange for a contribution to GMAC of GM’s and FIM’s (as assignee of Cerberus Fund) $750 million Participations (as defined below) under the Participation Agreement (as defined below) (the “Exchange”). The transactions contemplated by the Exchange Agreement were completed on December 29, 2008.

A copy of the Exchange Agreement is included as Exhibit 10.2 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Membership Interest Subscription Agreement

On December 29, 2008, GMAC entered into a membership interest subscription agreement (the “Subscription Agreement”) with GM and FIM, pursuant to which each of GM and FIM agreed to subscribe for and purchase common equity membership interests of GMAC for aggregate consideration of $1.25 billion. Upon the terms and subject to the conditions of the Subscription Agreement, (i) FIM agreed to purchase up to $637.5 million in value of Class A Membership Interests of GMAC, which actual number to be purchased will be in the sole discretion of FIM, provided that FIM is committed to purchase not less than $250 million in value of Class A Membership Interests of GMAC, at a purchase price equal to $4,630 per Class A Membership Interest and (ii) GM agreed to purchase Class B Membership Interests of GMAC equal to $1 billion in value less the value of any Class A Membership Interests purchased by FIM as described in the preceding clause in excess of $250 million (the “GM Interest”), at a purchase price equal to $4,630 per Class B Membership Interest (the “GM Purchase Price”). The consummation of the transactions contemplated by the Subscription Agreement is subject to certain conditions, including:

•	the truth and correctness of the representations and warranties of, and performance of obligations by, GMAC, on the one hand, and GM and FIM, on the other hand;

•

(i) the lack of failure on the part of GMAC to pay any principal of or interest on indebtedness for borrowed money within any applicable grace period following the due date thereof, (ii) the absence of acceleration of such indebtedness by the holders thereof because of a default under any of the terms of such indebtedness, and (iii) the lack of failure on the part of GMAC to pay any required distributions within any applicable grace period following the due date thereof pursuant to the terms of (a) any equity securities issued in the Offers (as defined below) or (b) any equity securities issued to or then held by the Treasury, in the case of each of clauses (i), (ii) and (iii), if the amount of such indebtedness or distributions unpaid or accelerated exceeds $100 million or its foreign currency equivalent;

•	the absence of any revocation or rescission of GMAC’s status as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”);

•

since the date of the Subscription Agreement, the absence of any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of GMAC and its subsidiaries, taken as a whole (an “MAE”), except that this condition will be deemed to have been satisfied unless the Treasury, acting reasonably, has determined in writing that an MAE has occurred and is continuing;

•	the absence of any law, regulation, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Subscription Agreement;

•

the absence of any (i) commencement by GMAC or any of its material subsidiaries of a voluntary proceeding under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or any other state or federal bankruptcy law, (ii) consent by GMAC or any of its material subsidiaries to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code or any other state or federal bankruptcy or insolvency law, (iii) consent by GMAC or any of its material subsidiaries to the appointment of a custodian of GMAC or for substantially all of its property, or (iv) action by GMAC or any of its material subsidiaries to make a general assignment for the benefit of its creditors, and no court of competent jurisdiction has entered an order for relief against GMAC or any such subsidiary in an involuntary case under the Bankruptcy Code or any other state or federal bankruptcy law; and

•

in the case of GM, the receipt by GM from the Treasury of funds in an amount at least equal to the aggregate GM Purchase Price, the use of proceeds of which is limited by the Treasury to GM’s consummation of the purchase of the GM Interest.

A copy of the Subscription Agreement is included as Exhibit 10.3 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Agreements Related to the Offers

Limited Keep-Well Agreement

On December 31, 2008, in connection with the settlement of the GMAC offers (as defined below), GMAC entered into a limited keep-well agreement (the “Limited Keep-Well”) with Preferred Blocker Inc., a newly formed Delaware corporation and subsidiary of GMAC (“Blocker Sub”), pursuant to which GMAC agreed that, prior to a GMAC Conversion (as defined in the Limited Keep-Well and set forth below) and so long as any New Preferred Stock (as defined below) is outstanding, GMAC will provide funds to Blocker Sub necessary to pay all expenses and unpaid dividends on the New Preferred Stock in the event that dividend payments on the GMAC Preferred Membership Interests (as defined below) are insufficient to pay in full such expenses and declared and unpaid dividends on the New Preferred Stock. In general, “GMAC Conversion” means, together with related transactions, a conversion of GMAC into a corporation through a statutory conversion, the creation of a holding company above GMAC and the exchange of all or substantially all of GMAC’s outstanding equity interests for equity interests of such holding company, the direct or indirect acquisition by the Company of all or substantially all of GMAC’s outstanding equity interests in exchange for stock of the Company, the merger of GMAC with and into the Company, and any other direct or indirect incorporation of the assets and liabilities of GMAC, including, without limitation, by merger, consolidation or recapitalization; statutory conversion; direct or indirect, sale, transfer, exchange, pledge or other disposal of economic, voting or other rights; sale, exchange or other acquisition of shares, equity interests or assets; contribution of assets and/or liabilities; liquidation; exchange of securities; conversion of entity, migration of entity or formation of new entity; or other transaction or group of related transactions.

A copy of the Limited Keep-Well is included as Exhibit 10.4 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Registration Rights Agreements

On December 31, 2008, GMAC, the dealer managers for the Offers (the “Dealer Managers”) and the note guarantors (as defined below) entered into a registration rights agreement (the “Guaranteed Notes Registration Rights Agreement”) relating to the New Guaranteed Notes (as defined below). On December 31, 2008, GMAC and the Dealer Managers entered into two other registration rights agreement (the “ResCap Offer Registration Rights Agreement,” together with the Guaranteed Notes Registration Rights Agreement, the “Notes Registration Rights Agreements”) relating to the New Senior Notes (as defined below) and New Subordinated Notes (as defined below, and together with the New Senior Notes and the New Guaranteed Notes, the “New Notes”).

Pursuant to the Registration Rights Agreements, GMAC agreed, at its own cost, for the benefit of the holders of the New Notes, to use its commercially reasonable efforts to consummate an offer to exchange each series of the New Notes for new issues of GMAC’s debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms substantially identical to those of the applicable New Notes (except for the provisions relating to transfer restrictions and payment of additional interest) not later than 366 days following the issuance of the New Notes offered hereby (the “exchange date”). However, GMAC is not required to consummate the exchange offers if, before the exchange date, (i) the applicable series of New Notes is freely tradable under Rule 144 of the Securities Act, (ii) the restricted legends on the applicable series of New Notes have been removed and (iii) the applicable series of New Notes no longer bears a restricted CUSIP number.

In the event that the applicable series of New Notes is not freely tradable without restrictive legends and restricted CUSIP numbers by the exchange date and the exchange offer is not consummated, GMAC will, subject to certain conditions, at its own cost:

•	file a shelf registration statement covering resales of the New Notes within 30 days of the exchange date (the “shelf filing deadline”);

•	use its commercially reasonable efforts to cause the shelf registration statement to be declared effective within 60 days after the shelf filing deadline; and

•

use its commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all new notes registered thereunder are disposed of in accordance therewith or cease to be outstanding or the date upon which all new notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

In the event that the applicable series of New Notes is not freely tradable under Rule 144 of the Securities Act and the restrictive legend has not been removed from the applicable series of New Notes and the applicable series of New Notes still bear a restricted CUSIP number, and (i) an exchange offer has not been consummated on or prior to the 30th day after the exchange date or (ii) a shelf registration statement covering resales of the applicable series of New Notes has not been filed and declared effective in accordance with the requirements of the preceding paragraph (a “registration default”), then additional interest will accrue on the aggregate principal amount of the applicable series of New Notes from and including the date on which any such registration default has occurred to, but excluding the date on which all registration defaults have been cured. Additional interest will accrue in respect of each applicable series of New Notes at a rate of 0.25% per annum over the interest rate otherwise provided for under the applicable series of New Notes. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the New Notes will be reduced to the original interest rate if GMAC is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate may again be increased pursuant to the foregoing provisions.

On December 31, 2008, GMAC and the Dealer Managers entered into a registration rights agreement (the “New Preferred Stock Registration Rights Agreement”) relating to the New Preferred Stock (as defined below). Pursuant to the New Preferred Stock Registration Rights Agreement, if the New Preferred Stock is not freely tradable without restrictive legends by 366 days following the GMAC Conversion (if it occurs) of the New Preferred Stock, or the “registration date,” GMAC will, subject to certain conditions, at its own cost:

•	file a shelf registration statement covering resales of the shares of New Preferred Stock within 30 days after the registration date;

•	use its commercially reasonable efforts to cause the shelf registration statement to be declared effective within 60 days after it is required filed; and

•

use its commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all shares of new preferred stock registered thereunder are disposed of in accordance therewith or cease to be outstanding or the date upon which all shares of new preferred stock covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

However, GMAC will not be required to take the actions set forth above if, before the exchange date, (i) the shares of New Preferred Stock are freely tradable under the Securities Act, (ii) the restrictive legend on the shares of the New Preferred Stock has been removed and (iii) the shares of New Preferred Stock no longer bear a restricted CUSIP number.

In the event that the shares of New Preferred Stock are not freely tradable under Rule 144 of the Securities Act and the restrictive legend has not been removed from the shares of New Preferred Stock and the shares of New Preferred Stock still bear a restricted CUSIP number, and a shelf registration statement covering resales of the New Preferred Stock has not been filed and declared effective (a “registration default”), then additional cumulative dividends will accrue on the shares of New Preferred Stock from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional cumulative dividends will accrue in respect of the New Preferred Stock at a rate of 0.25% per annum over the interest rate otherwise provided for under the New Preferred Stock.

Copies of the Notes Registration Rights Agreement and the New Preferred Stock Registration Rights Agreement are included as Exhibits 10.5, 10.6, 10.7, and 10.8 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Financing Services Agreement

On November 30, 2006 and in connection with the sale by GM of a 51% interest in GMAC, GM and GMAC entered into a United States Consumer Financing Services Agreement (the “Financing Services Agreement”). As previously disclosed, the Financing Services Agreement, among other things, provided that subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers (e.g., lower interest rates than market rates), it would do so exclusively through GMAC. This requirement was effective through November 2016, and in consideration for this, GMAC paid to GM an annual exclusivity fee and was required to meet certain targets with respect to consumer retail and lease financings of new GM vehicles. The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement—United States Consumer Financing Services Agreement” filed by GMAC on its Current Report on Form 8-K on November 30, 2006 is incorporated herein by reference.

Effective December 29, 2008 and in connection with the approval of GMAC’s application to become a bank holding company under the BHC Act, GM and GMAC agreed to modify certain terms and conditions of the Financing Services Agreement. Certain of these amendments include the following: (i) for a two-year period, GM can offer retail financing incentive programs through a third party financing source under certain specified circumstances, and in some cases subject to the limitation that pricing offered by such third party meets certain restrictions, and after such two-year period GM can offer any such incentive programs on a graduated basis through third parties on a non-exclusive, side-by-side basis with GMAC provided that pricing of such third parties meets certain requirements; (ii) GMAC will have no obligation to provide operating lease financing products; and (iii) GMAC will have no targets against which it could be assessed penalties. After December 24, 2013, GM will have the right to offer retail financing incentive programs through any third party financing source, including GMAC, without any restrictions or limitations. A primary objective of the Financing Services Agreement continues to be supporting distribution and marketing of GM products. The parties have agreed to work in good faith to executive definitive documentation with respect to an amendment of the Financing Services Agreement on or before March 29, 2009.

GM, through its subsidiaries GM HoldCo and GM Preferred HoldCo, and FIM are beneficial owners of 49% and 51% of the membership interests of GMAC as of the date hereof and have entered into certain material agreements with GMAC, which material agreements have been filed previously by GMAC with the Securities and Exchange Commission (the “Commission”).

The above descriptions of the Purchase Agreement, the Exchange Agreement, the Subscription Agreement, the Notes Registration Rights Agreement, the New Preferred Stock Registration Rights Agreement and the Limited Keep-Well (the “Material Agreements”) and the copies of the Material Agreements attached hereto have been included to provide investors with information regarding their terms. The Material Agreements contain representations and warranties made by and to the parties thereto as of specific dates. The representations and warranties of each party set forth in each Material Agreement have been made solely for the benefit of the other party to such Material Agreement. In addition, such representations and warranties (a) may have been qualified by confidential disclosures made to the other party in connection with such Material Agreement, (b) may be subject to the materiality standard which may differ from what may be viewed as material by investors, (c) were made only as of the date of such Material Agreement or such other date as is specified in such Material Agreement and (d) may have been included in such Material Agreement for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts. Accordingly, the Material Agreements are included with this filing only to provide investors with information regarding the terms of the Material Agreements, and not to provide investors with any other factual information regarding the parties or their respective businesses. Each of the Material Agreements should not be read alone, but should instead be read in conjunction with the other information regarding GMAC and the transactions contemplated by each Material Agreement that will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other filings that GMAC makes with the Commission.

Item 1.02 Termination of a Material Definitive Agreement.

GMAC, Residential Funding Company, LLC (“RFC”) and GMAC Mortgage, LLC (“GMAC Mortgage”) are parties to a senior secured credit facility (the “GMAC Facility”) (guaranteed by Residential Capital, LLC, a subsidiary of GMAC (“ResCap”) and certain of its subsidiaries) pursuant to which GMAC provides a senior secured credit facility with a capacity of up to $3.5 billion to RFC and GMAC Mortgage. In connection with the GMAC Facility, GMAC, GM and Cerberus ResCap Financing, LLC (“Cerberus Fund”) entered into a Participation Agreement (the “Participation Agreement”), dated June 4, 2008, pursuant to which GMAC sold GM and the Cerberus Fund $750 million in subordinated participations (the “Participations”) in the loans made pursuant to the GMAC Facility. GM and the Cerberus Fund acquired 49% and 51% of the Participations, respectively. Under the Participation Agreement, neither GM nor the Cerberus Fund were entitled to receive any principal payments with respect to the Participations until the principal portion of the loans retained by GMAC have been paid in full. In connection with entering into the Exchange Agreement, Cerberus Fund contributed and assigned its Participation to FIM.

On December 29, 2008, GMAC entered into a termination agreement (the “Termination Agreement”) with GM and FIM, pursuant to which the parties agreed to terminate rights, title and interests of the parties under the Participation Agreement. The parties entered into the Termination Agreement in connection with GMAC’s plans to raise sufficient capital to meet the minimum regulatory capital requirements and other conditions set forth by the Federal Reserve for GMAC to become a bank holding company under the BHC Act.

GM, through its subsidiaries GM HoldCo and GM Preferred HoldCo, and FIM are beneficial owners of 49% and 51% of the membership interests of GMAC as of the date hereof and have entered into certain material agreements with GMAC, which material agreements have been filed previously by GMAC with the Commission.

A copy of the Termination Agreement is included as Exhibit 10.9 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation.

On December 31, 2008, GMAC closed its previously announced separate private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (the “GMAC offers”) and Residential Capital, LLC’s (the “ResCap offers” and together with the GMAC offers, the “Offers”) outstanding notes (the “GMAC old notes” and the “ResCap old notes”, respectively) .

GMAC Offers

In connection with the GMAC offers, on December 31, 2008, GMAC issued new guaranteed notes (the “New Guaranteed Notes”) in the amounts, with the maturity dates, interest payment dates and the redemption provisions and as part of the series set forth in the following chart:

Title of Note	CUSIP No.	Aggregate Principal Amount	Interest Rate (per annum)	Maturity Date	Interest Payment Dates	Redemption Provisions
Euribor + 1.25% Senior Guaranteed Notes due 2009	Rule 144A No: 36186CAJ2 Reg S No: U36240AA4	$323,103,000	3-month Euribor + 1.25%	June 30, 2009	March 30, June 30, September 30 and December 30	Redeemable upon certain tax events
4.750% Senior Guaranteed Notes due 2009	Rule 144A No: 36186CAK9 Reg S No: U36240AB2	$211,885,000	4.750%	September 14, 2009	September 14	Redeemable upon certain tax events
6.500% Senior Guaranteed Notes due 2009	Rule 144A No: 36186CAM5 Reg S No: U36240AD8	$126,982,000	6.500%	October 15, 2009	April 15 and October 15	Not redeemable prior to maturity
7.750% Senior Guaranteed Notes due 2010	Rule 144A No: 36186CAN3 Reg S No: U36240AE6	$778,854,000	7.750%	January 19, 2010	January 19 and July 19	Redeemable upon certain tax events
5.750% Senior Guaranteed Notes due 2010	Rule 144A No: 36186CAR4 Reg S No: U36240AH9	$34,327,000	5.750%	May 21, 2010	May 21	Redeemable upon certain tax events
5.750% Senior Guaranteed Notes due 2010	Rule 144A No: 36186CBE2 Reg S No: U36240AW6	$448,949,000	5.750%	September 27, 2010	September 27	Redeemable upon certain tax events
6.625% Senior Guaranteed Notes due 2010	Rule 144A No: 36186CAS2 Reg S No: U36240AJ5	$48,830,000	6.625%	December 17, 2010	December 17	Redeemable upon certain tax events
7.250% Senior Guaranteed Notes due 2011	Rule 144A No: 36186CAV5 Reg S No: U36240AM8	$802,159,000	7.250%	March 2, 2011	March 2 and September 2	Redeemable upon certain tax events
6.000% Senior Guaranteed Notes due 2011	Rule 144A No: 36186CAY9 Reg S No: U36240AQ9	$122,605,000	6.000%	April 1, 2011	April 1 and October 1	Redeemable at GMAC’s option at any time prior to maturity
5.375% Senior Guaranteed Notes due 2011	Rule 144A No: 36186CBA0 Reg S No: U36240AS5	$570,441,000	5.375%	June 6, 2011	June 6	Redeemable upon certain tax events
6.875% Senior Guaranteed Notes due 2011	Rule 144A No: 36186CBB8 Reg S No: U36240AT3	$3,087,771,000	6.875%	September 15, 2011	March 15 and September 15	Redeemable upon certain tax events
6.000% Senior Guaranteed Notes due 2011	Rule 144A No: 36186CBC6 Reg S No: U36240AU0	$562,268,000	6.000%	December 15, 2011	June 15 and December 15	Not redeemable prior to maturity

Title of Note	CUSIP No.	Aggregate Principal Amount	Interest Rate (per annum)	Maturity Date	Interest Payment Dates	Redemption Provisions
7.000% Senior Guaranteed Notes due 2012	Rule 144A No: 36186CAT0 Reg S No: U36240AK2	$357,492,000	7.000%	February 1, 2012	February 1 and August 1	Redeemable upon certain tax events
6.625% Senior Guaranteed Notes due 2012	Rule 144A No: 36186CAZ6 Reg S No: U36240AR7	$407,348,000	6.625%	May 15, 2012	May 15 and November 15	Not redeemable prior to maturity
6.000% Senior Guaranteed Notes due 2012	Rule 144A No: 36186CAX1 Reg S No: U36240AP1	$129,264,000	6.000%	May 23, 2012	May 23	Redeemable upon certain tax events
6.875% Senior Guaranteed Notes due 2012	Rule 144A No: 36186CAU7 Reg S No: U36240AL0	$784,677,000	6.875%	August 28, 2012	February 28 and August 28	Redeemable upon certain tax events
6.750% Senior Guaranteed Notes due 2014	Rule 144A No: 36186CAW3 Reg S No: U36240AN6	$764,653,000	6.750%	December 1, 2014	June 1 and December 1	Redeemable upon certain tax events
Libor + 2.20% Senior Guaranteed Notes due 2014	Rule 144A No: 36186CBD4 Reg S No: U36240AV8	$294,768,000	3-month Libor + 2.20%	December 1, 2014	March 1, June 1, September 1 and December 1	Redeemable upon certain tax events
8.000% Senior Guaranteed Notes due 2031	Rule 144A No: 36186CAQ6 Reg S No: U36240AG1	$1,995,021,000	8.000%	November 1, 2031	May 1 and November 1	Redeemable upon certain tax events

If the notes in the series of New Guaranteed Notes titled 6.750% Senior Guaranteed Notes due 2014, Libor + 2.20% Senior Guaranteed Notes due 2014 or 8.000% Senior Guaranteed Notes due 2031 (such new guaranteed notes, the “2014/2031 Notes”) would otherwise constitute “applicable high yield discount obligations” (“AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), at the end of all accrual periods (the periods between interest payment dates) ending after the fifth anniversary of the 2014/2031 Notes’ issuance (each, an “AHYDO payment date”), but not including the final accrual period, GMAC will be required to make pro-rata cash payments to all holders of a portion of each 2014/2031 Note then outstanding in an amount equal to the “Mandatory Principal Payment Amount” (each such payment, a “Mandatory Principal Payment”). The payment pursuant to a Mandatory Principal Payment will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Payment Amount” means the portion of a 2014/2031 Note’s principal required to be paid to prevent such 2014/2031 Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code.

The New Guaranteed Notes were issued under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “1982 Indenture”) between GMAC and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). GMAC’s payment obligations in respect of the New Guaranteed Notes are guaranteed, jointly and severally, irrevocably and unconditionally, on a senior basis by GMAC Latin America Holdings LLC, GMAC International Holdings Coöperatief U.A., GMAC Continental LLC, IB Finance Holding Company, LLC and GMAC US LLC (each a subsidiary of GMAC and each a “note guarantor”), pursuant to a guarantee agreement, dated as of December 31, 2008 (the “Guarantee Agreement”), among GMAC, each note guarantor and the Trustee.

The 1982 Indenture contains covenants (the “1982 Indenture Covenants”) that, among other things,

•	limit GMAC’s ability to:

•	grant liens on its assets; and

•	merge or consolidate, or transfer or dispose of all or substantially all of its assets; and

•	require GMAC to provide certain periodic and interim reports to the holders of the securities issued pursuant to the 1982 Indenture.

The Guarantee Agreement contains covenants that, among other things:

•	limit the ability of the note guarantors to merge or consolidate, or to transfer or dispose of all or substantially all of their assets; and

•	limit the ability of the note guarantors or any subsidiary of a note guarantor to:

•	grant liens on their assets to secure certain debt without equally and ratably securing the New Guaranteed Notes;

•	grant liens on their assets to secure any debt of ResCap or any subsidiary of ResCap;

•	guarantee any debt of ResCap or any subsidiary of ResCap;

•	engage in certain asset sales to GMAC or any subsidiary or other affiliate of GMAC that is not a note guarantor or a subsidiary of a note guarantor; and

•	engage in certain transactions with affiliates.

The New Guaranteed Notes contain covenants that, among other things:

•

require GMAC to use the net sale proceeds of any sale, disposal or transfer of equity interests of any note guarantor held by GMAC in a transaction following which GMAC ceases to own a majority of the equity interests of such note guarantor to make an investment in one or more note guarantors, including any subsidiary of GMAC that becomes a note guarantor; and

•

require GMAC, following the consummation of the Exchange Offers, to cause its subsidiaries (other than the note guarantors) to guarantee or secure the New Guaranteed Notes in certain circumstances; and

•	limit the ability of GMAC and its subsidiaries to:

•	guarantee the payment of certain other debt; and

•	make payments to holders of New Guaranteed Notes in return for a consent, waiver or amendment to the terms of the New Guaranteed Notes.

The 1982 Indenture includes events of default arising from default in the payment of principal of (or premium, if any, on) any of the New Guaranteed Notes; default in the payment of any installment of interest upon any of the New Guaranteed Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; failure by GMAC duly to observe or perform any other of its covenants or agreements in the New Guaranteed Notes or the 1982 Indenture for a period of 30 days after notice from the Trustee or the holders of at least 25% in aggregate principal amount of securities outstanding under such indenture; and certain insolvency or bankruptcy events (any such event of default, a “bankruptcy event of default”).

In addition, the New Guaranteed Notes include events of default arising from the unenforceability of the guarantees of the note guarantors and the failure by GMAC or the note guarantors to observe or perform any of the covenants or agreements on the part of GMAC or the note guarantors in the Guarantee Agreement for a period of 30 days after notice from the Trustee or holders of 25% in aggregate principal amount of the New Guaranteed Notes.

In case any event of default with respect to the New Guaranteed Notes other than a bankruptcy event of default shall occur and be continuing with respect to any series of the New Guaranteed Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the securities issued pursuant to the 1982 Indenture (the “Debt Securities”) affected thereby then outstanding may declare the principal amount of all of the Debt Securities affected thereby to be due and payable. In case a bankruptcy event of default shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Debt Securities to be due and payable.

ResCap Offers

New Senior Notes

In connection with the ResCap offers, on December 31, 2008, GMAC issued new senior notes (the “New Senior Notes”) in an aggregate principal amount of $687,600,000. The New Senior Notes bear interest at 7.50% per annum and mature on December 31, 2013. Interest on the New Senior Notes will be paid on June 30 and December 31 of each year, beginning on June 30, 2009. The New Senior Notes are not redeemable prior to maturity. The New Senior Notes were issued under the 1982 Indenture. The 1982 Indenture contains the 1982 Indenture Covenants and events of default (the “Senior Notes Event of Default”) arising from default in the payment of principal of (or premium, if any, on) any of the New Senior Notes; default in the payment of any installment of interest upon any of the New Senior Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; failure by GMAC duly to observe or perform any other of its covenants or agreements in the New Senior Notes or the 1982 Indenture for a period of 30 days after notice from the Trustee or the holders of at least 25% in aggregate principal amount of securities outstanding under such indenture; and certain insolvency or bankruptcy events (any such event of default, a “Senior Notes bankruptcy event of default”).

In case any Senior Notes Event of Default other than a Senior Notes bankruptcy event of default shall occur and be continuing with respect to the New Senior Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities affected thereby then outstanding may declare the principal amount of all of the Debt Securities affected thereby to be due and payable. In case a Senior Notes bankruptcy event of default shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Debt Securities to be due and payable.

New Subordinated Notes

In connection with the ResCap offers, on December 31, 2008, GMAC also issued new subordinated notes (the “New Subordinated Notes”) in an aggregate principal amount equal to $482,923,000. The New Subordinated Notes bear interest at 8.00% per annum and mature on December 31, 2018. Interest on the New Subordinated Notes will be paid on June 30 and December 31 of each year, beginning on June 30, 2009. The New Subordinated Notes are not redeemable prior to maturity.

The New Subordinated Notes constitute subordinated unsecured indebtedness of GMAC. The New Subordinated Notes:

•

rank equally in right of payment with certain of GMAC’s existing and future subordinated indebtedness, including all other debt securities issued pursuant to the 2008 Indenture (as defined below). Because the subordination provisions in various series of subordinated debt securities that GMAC may issue in the future may differ, the holders of the New Subordinated Notes may receive less, ratably, than holders of some of our other series of subordinated debt securities;

•	are subordinated in right of payment to GMAC’s existing and future senior indebtedness;

•	rank senior in right of payment to all of GMAC’s future indebtedness that is, by its terms, expressly subordinated in right of payment to the New Subordinated Notes;

•	are effectively subordinated to GMAC’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	are structurally subordinated to all of the existing and future indebtedness and other liabilities of GMAC’s subsidiaries to the extent of the value of the assets of such subsidiaries.

The New Subordinated Notes were issued under an indenture, dated as of December 31, 2008 (the “2008 Indenture”), among GMAC and The Bank of New York Mellon, as trustee (the “New Subordinated Notes Trustee”).

The 2008 Indenture contains covenants that, among other things,

•	limit GMAC’s ability to merge or consolidate, or transfer or dispose of, all or substantially all of its assets; and

•	require GMAC to provide certain periodic and interim reports to the holders of the securities issued under the 2008 Indenture.

The 2008 Indenture includes events of default (the “New Subordinated Notes Indenture Events of Default”) arising from default in the payment of principal of (or premium, if any, on) any of the New Subordinated Notes; default in the payment of any installment of interest upon any of the New Subordinated Notes, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; failure by GMAC duly to observe or perform any other of its covenants or agreements in the New Subordinated Notes or the 2008 Indenture for a period of 30 days after notice from the New Subordinated Notes Trustee or the holders of at least 25% in aggregate principal amount of securities outstanding under such indenture; and certain insolvency or bankruptcy events (any such event of default, a “New Subordinated Notes Bankruptcy Event of Default”).

In case any New Subordinated Notes Bankruptcy Event of Default shall occur and be continuing with respect to the New Subordinated Notes, the New Subordinated Notes Trustee or the holders of not less than 25% in aggregate principal amount of all the securities issued and outstanding pursuant to the 2008 Indenture (the “2008 Debt Securities”) then outstanding, voting as one class, may declare the principal of all outstanding 2008 Debt Securities to be due and payable.

If a New Subordinated Notes Event of Default (other than a New Subordinated Notes Bankruptcy Event of Default) occurs and is continuing, the New Subordinated Notes Trustee may demand payment of amounts then due and payable on the affected 2008 Debt Securities and, in its discretion, proceed to enforce any obligation of GMAC under the 2008 Debt Securities. Upon a New Subordinated Notes Event of Default (other than a New Subordinated Notes Bankruptcy Event of Default), however, the New Subordinated Notes Trustee may not act to accelerate the outstanding principal amount of the 2008 Debt Securities.

The New Subordinated Notes Trustee, the Trustee and GMAC and certain of their respective affiliates have performed in the past, and may perform in the future, paying agency, trustee and other services for GMAC and its affiliates from time to time for which they have received, and will receive, customary fees and expenses.

Copies of the 2008 Indenture and the Guarantee Agreement are included as Exhibit 4.2 and Exhibit 4.3 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” relating to the TARP Transactions, the Exchange Agreement and the Subscription Agreement is incorporated herein by reference.

On December 31, 2008, in connection with the settlement of the GMAC offers, GMAC issued 2,576,601 units of Class E Preferred Membership Interests (the “GMAC Preferred Membership Interests”) to Blocker Sub in exchange for 2,576,601 shares of 9% Perpetual Preferred Stock of Blocker Sub (the “New Preferred Stock”). Pursuant to the terms and conditions of the GMAC offers, certain of the GMAC old notes were exchanged for New Guaranteed Notes and New Preferred Stock under the new securities election.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

Amendments to LLC Agreement

On December 28, 2008, GM HoldCo and FIM entered into an Amendment No. 5 to the LLC Agreement. On December 29, 2008, GM HoldCo and FIM entered into Amendment No. 6 and Amendment No. 7 to the LLC Agreement.

Amendment No. 5 to the LLC Agreement amended the LLC Agreement to set forth a formula pursuant to which the Company is periodically to make tax distributions on its Junior Membership Interests (as defined in the LLC Agreement) to the extent determined to be reasonably necessary by the Board of Managers (“Tax Distributions”). Any such Tax Distributions are subject to (i) the approval of the United States Treasury by and through the President’s Designee and (ii) GMAC continuing to meet the minimum amount of equity capital sufficient to satisfy the requirements of the U.S. Bank Holding Company Act of 1956, as amended, or other applicable banking regulations. The President’s Designee has complete discretion to approve or reduce, in whole or in part, any such Tax Distributions and any such action by the President’s Designee is binding on GMAC and its members without further review or appeal.

Amendment No. 6 to the LLC Agreement created the Series D-1 Preferred Interests designated as the “Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-1”, authorized 5,000,000 units of Series D-1 Preferred Interests, and set forth the voting and other powers, preference and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series D-1 Preferred Interests.

Amendment No. 7 to the LLC Agreement created the Warrant Interests designated as the “Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-2”, authorized approximately 250,000 units of Warrant Interests, and set forth the voting and other powers, preference and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Warrant Interests.

On December 31, 2008, GM HoldCo, FIM, GMAC Management LLC, and GM Preferred Finance Co. Holdings LLC, each as members of GMAC, entered into a Second Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC (the “Second Amended and Restated LLC Agreement”). The Second Amended and Restated LLC Agreement, among other things, created the GMAC Preferred Membership Interests, and set forth the voting and other powers, preference and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the GMAC Preferred Membership Interests.

Copies of Amendment No. 5, Amendment No. 6, Amendment No. 7, and the Amended and Restated LLC Agreement are included as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

New Center Asset Trust

GMAC previously announced that a cure period was in effect until December 24, 2008 during which GMAC may work with Moody’s and S&P to take steps to secure a ratings upgrade for recently downgraded asset backed securities owned by New Center Asset Trust, a Delaware statutory trust and a wholly owned, but unconsolidated subsidiary of GMAC (“NCAT”).

GMAC was successful in obtaining an extension of the cure period until January 23, 2009 from the NCAT liquidity banks, and consented to by Moody’s, S&P, and Fitch, and is continuing to work to reach a satisfactory resolution regarding the ratings with Moody’s and S&P. In the event that a resolution is not attained by January 23, 2009, NCAT’s operations would begin an orderly wind down.

Offers

On December 31, 2008, the Offers were consummated. An aggregate of $2 billion in cash was paid in the GMAC offers and an aggregate of $500 million in cash was paid in the ResCap offers.

Press Releases

On December 29, 2008, GMAC issued a press release announcing the completion of the TARP Transactions and that the conditions to the Offers had been satisfied and that GMAC had accepted all notes validly tendered and not withdrawn in the Offers for exchange. A copy of such press release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

On December 31, 2008, GMAC issued a press release announcing that the Offers had been consummated and reporting the results of the Offers. A copy of such press release is included as Exhibit 99.2 hereto and is incorporated by reference herein.

Governance Letter

On December 29, 2008, GMAC entered into a letter agreement (the “Governance Letter”) with FIM, GM HoldCo and GM Preferred HoldCo pursuant to which the parties thereto agreed to the composition of the Board of Managers of GMAC in connection with GMAC’s application to participate in TARP and the Company’s application to become a bank holding company under the BHC Act. Pursuant to the Governance Letter, effective March 24, 2009 or any earlier date agreed to by the parties, the Board of Managers will be comprised of seven members as follows: (i) one Manager appointed by FIM, (ii) two Managers appointed by the trust formed by the Treasury to hold equity securities of the Company acquired from GM, (iii) the chief executive officer of the Company, and (iv) three independent Managers appointed by the Managers described in clauses (i)-(iii), provided that in the case of clause (i) and (ii), certain ownership thresholds are met by FIM and the trust, respectively. The chairman of the Board of Managers will be an independent Manager appointed by a majority of the Board of Managers. The parties have agreed to enter into definitive documentation with respect to these arrangements as promptly as practicable.

A copy of the Governance Letter is included as Exhibit 99.3 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
3.1	Amendment No. 5 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.2	Amendment No. 6 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.3	Amendment No. 7 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.4	Second Amended and Restated Limited Liability Company Operating Agreement, dated as of December 31, 2008

4.1	Form of Warrant for Purchase of Units of Preferred Membership Interests of GMAC LLC (incorporated by reference to Annex E of Exhibit 10.1 of this Current Report on Form 8-K)

4.2	Indenture, dated as of December 31, 2008, among GMAC and The Bank of New York Mellon, as trustee

4.3	Guarantee Agreement, dated as of December 31, 2008, among GMAC LLC, the Guarantor parties thereto, and The Bank of New York Mellon, as trustee

10.1	Letter Agreement, dated December 29, 2008, between GMAC LLC and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series D-1 Preferred Membership Interests and the Warrant

10.2	Exchange Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

10.3	Membership Interest Subscription Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

10.4	Limited Keep-Well Agreement, dated as of December 31, 2008, by and between GMAC LLC and Preferred Blocker Inc.

10.5	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Guaranteed Notes)

10.6	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Senior Notes)

10.7	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Subordinated Notes)

10.8	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Preferred Stock)

10.9	Termination Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

99.1	Press release, dated December 29, 2008

99.2	Press release, dated December 31, 2008

99.3	Letter Agreement, dated as of December 29, 2008, by and between GMAC LLC, GM Finance Co. Holdings LLC, GM Preferred Finance Co. Holdings LLC and FIM Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2009

GMAC LLC

By:	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amendment No. 5 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.2	Amendment No. 6 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.3	Amendment No. 7 to GMAC LLC Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2006, as amended

3.4	Second Amended and Restated Limited Liability Company Operating Agreement, dated as of December 31, 2008

4.1	Form of Warrant for Purchase of Units of Preferred Membership Interests of GMAC LLC (incorporated by reference to Annex E of Exhibit 10.1 of this Current Report on Form 8-K)

4.2	Indenture, dated as of December 31, 2008, among GMAC and The Bank of New York Mellon, as trustee

4.3	Guarantee Agreement, dated as of December 31, 2008, among GMAC LLC, the Guarantor parties thereto, and The Bank of New York Mellon, as trustee

10.1	Letter Agreement, dated December 29, 2008, between GMAC LLC and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series D-1 Preferred Membership Interests and the Warrant

10.2	Exchange Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

10.3	Membership Interest Subscription Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

10.4	Limited Keep-Well Agreement, dated as of December 31, 2008, by and between GMAC LLC and Preferred Blocker Inc.

10.5	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Guaranteed Notes)

10.6	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Senior Notes)

10.7	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Subordinated Notes)

10.8	Registration Rights Agreement, dated as of December 31, 2008, by GMAC LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Greenwich Capital Markets, Inc. (relating to the New Preferred Stock)

10.9	Termination Agreement, dated as of December 29, 2008, by and among GMAC LLC, General Motors Corporation and FIM Holdings LLC

99.1	Press release, dated December 29, 2008

99.2	Press release, dated December 31, 2008

99.3	Letter Agreement, dated as of December 29, 2008, by and between GMAC LLC, GM Finance Co. Holdings LLC, GM Preferred Finance Co. Holdings LLC and FIM Holdings LLC